Exhibit 10.1

This Indemnity Agreement is made on the [●] day of [●] 2018.

Between:

(1)	Arco Platform Limited, an exempted company incorporated in the Cayman Islands (the "Company"); and

(2)	[●], a [director and/or officer] of the Company (the "Indemnitee").

Whereas:

(A)	The Indemnitee [has served as a director and/or officer of the Company since/will be appointed as a director and/or officer on] [●] 2018.

(B)	The Indemnitee [has performed/will perform] valuable services to the Company.

(C)	The substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited.

(D)	It [is/was] a condition to the appointment of the Indemnitee as a [director and/or officer] of the Company that the Company indemnify the Indemnitee so as to provide [him/her] with the maximum possible protection permitted by law.

(E)	The Company wishes to indemnify the Indemnitee on the terms of this Agreement.

Now it is agreed as follows:

1	Definitions

In this Agreement the following capitalised words and expressions shall have the following meanings:

1.1	In this Agreement:

(a)	the term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom, and the term "decided in a Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible;

(b)	the term "Expenses" shall include, but is not limited to, all damages, judgments, fines, awards, amounts paid in settlement by or on behalf of the Indemnitee, expenses of investigations, judicial or administrative proceedings or appeals, reasonable attorney’s fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and disbursements and any expenses of establishing a right to indemnification under this Agreement; and

(c)	the terms "Director" and "Director of the Company" shall include the Indemnitee’s service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a director or officer of the Company.

2	Indemnity of Director

Subject only to the limitations set forth in Clause 3, the Company hereby agrees to indemnify and hold harmless the Indemnitee in respect of and to pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by the Indemnitee because of any claim or claims made against him in a Proceeding by reason of the fact that he is or was a Director of the Company.

3	Limitations on Indemnity

The Company shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee if:

(a)	such payment is prohibited by applicable law;

(b)	such payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(c)	the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

(d)	such payment would result in the Indemnitee gaining any personal profit or advantage to which he or she was not legally entitled; and

(e)	such payment is brought about or contributed to by the fraud or dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, and which acts were material to the cause of action so adjudicated.

4	Advance Payment of Costs

4.1	Expenses incurred by the Indemnitee in defending a claim against [him/her] in a Proceeding shall be paid by the Company as incurred and in advance of the final disposition of such Proceeding.

4.2	The Indemnitee hereby agrees and undertakes to repay such amounts advanced by the Company if it shall be decided in a Proceeding that [he/she] is not entitled to be indemnified by the Company pursuant to this Agreement or otherwise.

4.3	If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

5	Enforcement

The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as a Director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a Director of the Company.

6	Subrogation

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

7	Notice

7.1	The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement, together with such information and cooperation as it may reasonably require.

7.2	Notice to the Company shall be given at its principal office and shall be directed to the Company’s Secretary (or such other address as the Company shall designate in writing to the Indemnitee from time to time).

7.3	Notice shall be deemed received if (i) delivered by hand, on the date so delivered, or (ii) sent by overnight courier, on the next business day after being so sent, or (iii) sent by facsimile, on the date so sent, or (iv) if sent by e-mail, upon receipt of a confirmation of receipt e-mail.

8	Saving Clause

If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

9	Indemnification Hereunder Not Exclusive

Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the constitutional documents of the Company or under Cayman Islands law.

10	Coverage and Continuation of Indemnification

10.1	The indemnification under this Agreement is intended to and shall extend to the Indemnitee’s service as a Director prior to and after the date of the Agreement.

10.2	The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a Director and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

11	Successors and Assigns

This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of the Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

12	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

13	Applicable Law

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands. The parties to this Agreement hereby irrevocably agree that the courts of the Cayman Islands shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings which may arise out of or in connection with this Agreement and waive any objection to such proceedings in the courts of the Cayman Islands on the grounds of venue or on the basis that they have been brought in an inconvenient forum.

14	Entire Agreement

This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

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In witness whereof the parties hereto have entered into this Agreement on the day and year first above written.

SIGNED for and on behalf of	)
Arco Platform Limited	)
by:	)
)

Authorised Signatory

SIGNED by:	)
)
)
)

[●]

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